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                                                                       EXHIBIT 5


                                 April 20, 1998


Enron Corp.
1400 Smith Street
Houston, Texas   77002

Ladies and Gentlemen:

         As Senior Vice President and General Counsel of Enron Corp., an Oregon corporation (the "Company"), I am familiar with its Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the sale from time to time of up to an aggregate of 17,250,000 shares of the Company's Common Stock, no par value (the "Common Stock").

         In connection therewith, I or attorneys on my legal staff acting under my direction have examined, among other things, the Amended and Restated Articles of Incorporation and the By-laws of the Company, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Common Stock, and such other documents as I or such attorneys have deemed necessary for the purpose of expressing the opinion contained herein.

         Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Oregon; and

         2. The issuance of the Common Stock to be issued and sold by the Company pursuant to the Registration Statement has been duly authorized, and (subject to the Registration Statement becoming effective and any applicable Blue Sky laws being complied with) upon the issuance and delivery thereof in accordance with the terms of the Underwriting Agreement and as set forth in the Registration Statement, and upon the receipt by the Company of the purchase price thereof, the Common Stock will be validly issued, fully paid, and nonassessable.

         I am a member of the bar of the State of Texas. The opinion set forth above is limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Oregon, and federal law of the United States.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under "Validity of Common Stock" in the Prospectus included in the Registration Statement. By giving such consent I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        Very truly yours,


                                        /s/ JAMES V. DERRICK, JR.
                                        --------------------------
                                            James V. Derrick, Jr.